EXHIBIT 99.1

Creative Medical Technology Holdings, Inc. Prices $16 Million Public Offering and Uplisting to the Nasdaq Capital Market

Phoenix, AZ, December 3, 2021 – Creative Medical Technology Holdings, Inc. (the “Company") (NASDAQ:CELZ), a commercial stage biotechnology company focused on a regenerative approach to Immunotherapy, Urology, Neurology and Orthopedics, today announced the pricing of the underwritten public offering of 3,875,000 shares of common stock and accompanying warrants to purchase up to 3,875,000 shares of common stock at a combined public offering price of $4.13. The warrants have a per share exercise price of $4.13, are exercisable immediately, and expire five years from the date of issuance. The aggregate gross proceeds from the offering are expected to total approximately $16 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company and without giving effect to proceeds from any subsequent exercise of warrants.

As a result of the offering, the Company’s common stock will become listed on the Nasdaq Capital Market and will trade under the ticker symbol “CELZ” beginning December 3, 2021. The offering is expected to close on or about December 7, 2021, subject to customary closing conditions. In addition, the Company has granted to the underwriters of the offering a 45-day option to purchase up to 581,250 additional shares and/or additional warrants to purchase up to 581,250 shares of common stock to cover over-allotments, if any.

Roth Capital Partners is acting as sole manager for the offering.

The securities described above are being sold by the Company pursuant to a registration statement on Form S-1 (Registration No. 333-259834) that was previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on December 2, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of the written prospectus forming part of the effective registration statement. Electronic copies of the accompanying prospectus may be obtained, when available, by contacting Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147, or email at rothecm@roth.com, or by visiting the SEC’s website at http://www.sec.gov.

About Creative Medical Technology Holdings, Inc.

Creative Medical Technology Holdings, Inc. is a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications. For further information about the company go to www.creativemedicaltechnology.com.

Forward-Looking Statements

This press release contains "forward-looking statements" about the company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company's future performance include the company's ability to obtain additional capital to expand operations as planned, success in attracting additional customers, obtaining necessary regulatory approvals, enrollment of adequate numbers of patients in clinical trials, and unforeseen difficulties in showing efficacy of the company's products. These and other risk factors are described from time to time in the company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's recent registration statement on Form S-1 and reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

www.creativemedicaltechnology.com

www.CaverStem.com

www.FemCelz.com

www.StemSpine.com

www.immcelz.com

Contact:

Timothy Warbington

Chief Executive Officer

TimW@creativemedicaltechnology.com

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